SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D. C. 20549
                                  ________________

                                     Form 8-K

                                   CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



               DATE OF EARLIEST EVENT REPORTED:  MARCH 27, 1995



                              ATWOOD OCEANICS, INC.
            (Exact name of registrant as specified in its charter)



                            COMMISSION FILE NUMBER 0-6352


         TEXAS                                   74-1611874
  (State or other jurisdiction of     (I.R.S. Employer Identification No.)
   incorporation or organization)


    15835 Park Ten Place Drive                           77084
          Houston, Texas                               (Zip Code)
  (Address of principal executive offices)






                 Registrant's telephone number, including area code:
                                    713-492-2929
                                   _______________
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                                    PAGE 2
ITEM 2.           Acquisition or Disposition of Assets

      On March 27, 1995, Atwood Oceanics, Inc. (the "Company") announced that it has executed agreements to acquire from subsidiaries of Philadelphia Investment Corporation of Delaware ("PICD") their 50 percent limited partnership interest in Atwood Deep Seas, Ltd. ("Deep Seas") and the drilling rig Falcon from Atwood Falcon I, Ltd. ("Falcon Ltd."). The two Texas limited partnerships collectively own three semisubmersible drilling rigs. Since January 1990, the Company's subsidiaries have owned a one percent general partnership interest and a 49 percent limited partnership interest in these two Texas limited partnerships. The three third generation semisubmersibles Falcon, Eagle and Hunter were constructed in 1983, 1982 and 1981, respectively. The Company has managed the operations of the three semisubmersible drilling rigs since 1990. The drilling rigs are currently operating in China, Malaysia and the Australia/Indonesia Zone of Cooperation.

      Pursuant to the acquisition, the Company, through wholly-owned subsidiaries and a limited partnership, will become the sole owner of the Falcon, Eagle and Hunter for an aggregate purchase price, after intercompany eliminations and liquidation of Falcon Ltd., consisting of $13.3 million payable to the PICD subsidiary owning the other 50 percent limited partnership interest in Deep Seas plus the issuance of a $3 million note payable to the same entity. The note is payable in four annual $750,000 installments. In conjunction with this acquisition, the Company will also contribute to equity in Deep Seas $7.9 million principal amount of Deep Seas' long-term debt acquired by the Company in 1990 with a current discounted basis of $6.3 million. After the contribution of this note, Deep Seas' long-term debt will consist of $38.7 million in non-recourse loans from the bank group and will continue to require quarterly principal payments of $750,000, with a balloon payment of $29.7 million payable in March 1998. The actual closing and funding of this purchase will occur upon completion of documentation amending certain partnership and bank group loan documents.

      Pursuant to an agreement dated September 26, 1990, between the Company, several of its wholly-owned subsidiaries, and several wholly-owned subsidiaries of CIGNA Corporation, PICD (a wholly-owned subsidiary of CIGNA Corporation) was given the right, under certain circumstances, to nominate one person to be a member of the board of directions of the Company. Pursuant to such right, and in accordance with the terms and provisions of the Company's Bylaws, Mr. Robert W. Burgess was elected and continues to serve as a director of the Company.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ATWOOD OCEANICS, INC.
                                                (Registrant)
                                             /s/James M. Holland
                                                Senior Vice President
                                                Date:  7 April 1995
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